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                                                                     EXHIBIT (b)

                                                   As amended on November 2,
                                                   1994 by the Bridgeway
                                                   Fund, Inc. Board of Directors

                              BRIDGEWAY FUND, INC.

                                     BY-LAWS

                                   ARTICLE I

                                  SHAREHOLDERS

      Section 1. Place of Meetings. All meetings of the shareholders shall be held at the principal office of the Corporation (which term as used herein shall, together with all other terms defined in the Articles of Incorporation, have the same meaning as in the Articles of incorporation) in the State of Maryland or at such other place as may from time to time be designated by the Board of Directors and stated in the notice of meeting.

      Section 2. Annual Meetings. Except as provided below, an annual meeting of shareholders shall be held in the fourth month following the close of the Corporation's fiscal year on such date and at such hour as may from time to time be designated by the Board of Directors and stated in the notice of such meeting, to elect directors and transact any other business within the powers of the Corporation; provided, however, that an annual meeting shall not be held in any year in which none of the following is required to be acted on by shareholders under the Investment Company Act of 1940 (hereinafter "the 1940 Act"), such as the election of Directors, approval of the investment advisory agreement, ratification of the selection of independent public accountants, and approval of a distribution agreement.

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                                         Article I, Section 3 was amended on
                                         November 2, 1994 by the Bridgeway Fund,
                                         Inc. Board of Directors to read:

                                    ARTICLE I

      Section 3. Special Meetings. Special meetings of the shareholders for any purpose or purposes (including the election of Directors) may be called by the Chairman of the Board, if any, by the President, by the majority of the Board of Directors, or by shareholders holding not less than 10% of the shares entitled to vote at such meeting, and shall be called when required by the Articles of Incorporation or the Maryland Corporation Law.

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      Section 3. Special Meetings. Special meetings of the shareholders for any purpose or purposes (including the election of Directors) may be called by the Chairman of the Board, if any by the President by a majority of the Board of Directors or by shareholders as provided by Maryland Corporation law, and shall be called when required by the Articles of Incorporation or the Maryland Corporation law.

      Section 4. Notice of Meetings. Not less than ten days and not more than ninety days' written or printed notice of every meeting of shareholders, stating the time and place thereof (and the general nature of the business proposed to be transacted at any special meeting), shall be given to each shareholder entitled to vote thereat by leaving the same with him or at his residence or usual place of business or by mailing it, postage prepaid and addressed to him at his address as it appears upon the books of the Corporation. If mailed, notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder as aforesaid. No notice of the time, place or purpose of any meeting of shareholders need be given to any shareholder who attends in person or by proxy or to any shareholder who, in writing executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice.

      Section 5. Record Dates. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of rights, to exercise any rights in respect of any stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date which shall not be less than the minimum nor more than the maximum number of days prior to the scheduled date of such meeting or prior to such action, as the case may be, permitted by the Maryland Corporation Law.

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A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

      Section 6. Quorum, Adjournment of Meetings. The presence in person or by proxy of the holders of record of one third of the Shares of the stock of the Corporation issued and outstanding and entitled to vote thereat, shall constitute a quorum at all meetings of the shareholders except as otherwise provided by law or in the Articles of Incorporation and except that where the holders of Shares of any Class are entitled to a separate vote as a Class (a "Separate Class") or where the holders of Shares of two or more (but not all) Classes are required to vote as a single Class (a "Combined Class"), the presence in person or by proxy of the holders of one-third of the Shares of that Separate Class or Combined Class, as the case may be, issued and outstanding and entitled to vote thereat shall constitute a quorum for such vote. If however, a quorum with respect to all Classes, a Separate Class or a Combined Class, as the case may be, shall not be present or represented at any meeting of the shareholders, the holders of a majority of the Shares of all Classes, such Separate Class or Combined Class, as the case may be, present in person or by proxy and entitled to vote shall have power to adjourn the meeting from time to time as to all Classes, such separate Class or such Combined Class, as the case may be, without notice other than announcement at the meeting, until the requisite number of Shares entitled to vote at such meeting shall be present. At such adjourned meeting at which the requisite number of Shares entitled to vote thereat shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified. The absence from any meeting of holders of the number of Shares in excess of one-third of the Shares of all Classes or of the affected Class or Classes, as the case may be, which may be required by the

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Maryland Corporation Law, the Investment Company Act of 1940 or any other applicable law, the Articles of Incorporation, for action upon any given matter shall not prevent action of such meeting upon other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, holders of the number of Shares required for action in respect of such other matter or matters.

      Section 7. Voting and Inspectors. At all meetings, shareholders of record entitled to vote thereat shall have one vote for each Share standing in his name in the books of the Corporation (and such shareholders of record holding fractional Shares, if any, shall have proportionate voting rights) on the date for the determination of shareholders entitled to vote at such meeting, either in person or by proxy appointed by instrument, in writing subscribed by such shareholder or his duly authorized attorney-in-fact.

            All elections of directors shall be by a plurality of the votes cast and all questions shall be decided by a majority of the votes cast, in each case at a duly constituted meeting, except as otherwise provided by statute or by the Articles of Incorporation or by these By-Laws.

            At any election of Directors, the Board of Directors prior thereto may, or, if they have not so acted, the Chairman of the meeting may, and upon the request of the holders of ten per cent (10%) of the Shares entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath of affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed such Inspector.

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                                         Article II, Section 1 was amended on
                                         November 2, 1994 by the Bridgeway Fund,
                                         Inc. Board of Directors to read:

                                   ARTICLE II

      Section 1. Number and Tenure of Office. The business and affairs of corporation shall be conducted and managed by a Board of Directors consisting of the number of initial Directors, which number may be increased or decreased as provided in Section 3 of this Article. Directors shall serve until the next meeting of shareholders at which Directors are to be elected and until their successors are elect and qualify. However, any director may be removed from office at any time with or without cause by vote of a majority of shareholders. Directors need not be shareholders.

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            The Chairman of the meeting may cause a vote by ballot to be taken upon any election or matter, and such vote shall be taken upon the request of the holders of ten percent (10%) of the Shares entitled to vote on such election or matter.

      Section 8. Conduct of Shareholder's Meetings. The meetings of the shareholders shall be presided over by the Chairman of the Board, if any, or if he is not present, by the President, or if he is not present, by a Vice-President, or if neither the Chairman of the Board, the President nor any Vice-President is present, by a chairman to be elected at the meeting. The Secretary of the Corporation, if present, shall act as Secretary of such meetings; if he or she is not present, an Assistant Secretary shall so act; if neither the Secretary nor assistant Secretary is present, then the meeting shall elect its secretary.

      Section 9. Concerning Validity of Proxies, Ballots. Etc. At every meeting of the shareholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless inspectors of election shall have been appointed as provided in Section 7, in which event such inspectors of election shall decide all such questions.

                                   ARTICLE II

                               BOARD OF DIRECTORS

      Section 1. Number and Tenure of Office. The business and affairs of the Corporation shall be conducted and managed by a Board of Directors consisting of the number of initial Directors, which number may be increased or decreased as provided in Section 3 of this Article. Directors shall serve until the next meeting of shareholders at which Directors are to be elected and until their successors are elected and qualify. Directors need not be shareholders.

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      Section 2. Vacancies. In case of any vacancy in the Board of Directors through death, resignation or other cause, other than an increase in the number of Directors, a majority of the remaining Directors, although a majority is less than a quorum, by an affirmative vote, may elect a successor to hold office until the next meeting of shareholders at which Directors are to be elected or until his successor is chosen and qualifies.

      Section 3. Increase or Decrease in Number of Directors. The Board of Directors, by the vote of a majority of the entire Board, may increase the number of Directors to a number not exceeding fifteen, and may elect Directors to fill the vacancies created by any such increase in the number of directors until the next meeting of shareholders at which Directors are to be elected or until their successors are duly chosen and qualified. The Board of Directors, by the vote of a majority of the entire Board, may likewise decrease the number of Directors to a number not less than three. In the event that after proxy material has been printed for a meeting of shareholders at which Directors are to be elected any one or more management nominees dies or becomes incapacitated, the authorized number of Directors shall be automatically reduced by the number of such nominees, unless the Board of Directors prior to the meeting shall otherwise determine.

      Section 4. Place of Meeting. The Directors may hold their meetings, have one or more offices, and keep the books of the Corporation outside the State of Maryland, at any office or offices of the Corporation or at any other place as they may from time to time by resolution determine, or, in the case of meetings, as they may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

      Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and on such notice if any as the Directors may from time to time determine.

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      Section 6. Special Meetings. Special meetings of the Board of Directors may be held from time to time upon call of the Chairman of the Board, if any, the President, the Secretary or two or more of the Directors, by oral or telegraphic or written notice duly served on or sent or mailed to each Director not less than one day before such meeting. No notice need be given to any Director who attends in person or to any Director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Such notice or waiver of notice need not state the purpose or purposes of such meeting.

      Section 7. Quorum. One-third of the Directors then in office shall constitute a quorum for the transaction of business, provided that a quorum shall in no case be less than two Directors. If at any meeting of the Board there shall be less than a quorum present (in person or by open telephone line, to the extent permitted by the 1940 Act), a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. The act of the majority of the Directors present at any meeting at which there is a quorum shall be the act of the Directors, except as may be otherwise specifically provided by Statute, by the Articles of Incorporation or by these By-Laws.

      Section 8. Executive Committee. The Board of Directors may, by the affirmative vote of a majority of the entire Board, appoint from the Directors an Executive Committee to consist of such number of Directors (not less than two) as the Board may from time to time determine. The Board of Directors, by such affirmative vote, shall have power at any time to change the members of such Committee and may fill vacancies in the Committee by election from the Directors. When the Board of Directors is not in session, to the extent permitted by law, the Executive Committee shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation (including the

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power to authorize the seal of the Corporation to be affixed to all papers which may require it) except as provided by law and except the power to increase or decrease the size of, or fill vacancies on the Board. The Executive Committee may fix its own rules of procedure, and may meet when and as provided by such rules or by resolution of the Board of Directors but in every case the presence of a majority shall be necessary to constitute a quorum. In the absence of any member of the Executive Committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

      Section 9. Other Committees. The Board of Directors, by the affirmative vote of a majority of the entire Board, may appoint from the Directors other committees which shall in each case consist of such number of Directors (not less than two) and shall have and may exercise such powers as the Board may determine in the resolution appointing them. A majority of all members of any such committee may determine its action, and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the members and powers of any such committee, to fill vacancies and to discharge any such committee.

      Section 10. Informal Action by and Telephone Meetings of Directors and Committees. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board, or of such committee, as the case may be. Directors or members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment; such participation shall, except as otherwise required by the 1940 Act, have the same effect as presence in person.

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      Section 11. Compensation of Directors. Directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be voted by the Board of Directors.

      Section 12. Dividends. Dividends or Distributions payable on any Class of Shares may, but need not be, declared by specific resolution of the Board as to each dividend or distribution; in lieu of such specific resolutions, the Board may, by general resolution, determine the method of computation thereof the method of determining the shareholders to which they are payable and the methods of determining whether and to which shareholders they are to be paid in cash or in additional Shares.

                                  ARTICLE III

                                    OFFICERS

      Section 1. Executive Officers. The executive officers of the Corporation shall be chosen by the Board of Directors to serve for indefinite terms. These may include a Chairman of the Board of Directors (who shall be a Director) and shall include a President (who may be a Director), one or more Vice-Presidents (the number thereof to be determined by the Board of Directors), a Secretary and a Treasurer. The Board of Directors or the Executive Committee may also in its discretion appoint Assistant Secretaries, Assistant Treasurers, and other officers, agents and employees, who shall have such authority and perform such duties as the Board or the Executive Committee may determine. The Board of Directors may fill any vacancy which may occur in any office. Any two offices, except those of President and Secret may be held by the same person, but no officer shall execute acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or these By-laws to be executed, acknowledged or verified by two or more officers.

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      Section 2. Term of Office. Any officer may be removed from office at any time with or without cause by the vote of a majority of the entire Board of Directors.

      Section 3. Powers and Duties. The officers of the Corporation shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may from time to time be conferred by the Board of Directors or the Executive Committee.

                                   ARTICLE IV

                                     SHARES

      Section 1. Certificates of Shares. Each shareholder of the Corporation shall be entitled to a certificate or certificates for the full Shares of the Class owned by him in such form as the Board of Directors may from time to time prescribe.

      Section 2. Transfer of Shares. Shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney or legal representative, upon surrender and cancellation of certificates, if any, for the same number of Shares, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or its agent may reasonably require; in the case of shares not represented by certificates, the same or similar requirements may be imposed by the Board of Directors.

      Section 3. Stock Ledgers. The stock ledgers of the Corporation, containing the name and address of the shareholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or, if the Corporation employs a Transfer Agent, at the offices of the transfer Agent of the Corporation.

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      Section 4. Lost, Stolen or Destroyed Certificates. The Board of Directors
or the Executive Committee may determine the conditions upon which a new certificate of stock of the Corporation of any Class may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in their discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety, to the Corporation and the Transfer Agent, if any, to indemnify it and such Transfer Agent against any and all loss or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.

                                   ARTICLE V

                                 CORPORATE SEAL

            The Board of Directors shall provide a suitable seal of the Corporation, in such form and bearing such inscriptions as it may determine.

                                   ARTICLE VI

                                   FISCAL YEAR

            The fiscal year of the Corporation shall be fixed by the Board of Directors.

                                   ARTICLE VII

                             AMENDMENT OF BY -- LAWS

            The By-Laws of the Corporation may be altered, amended, added to or repealed by the shareholders or by majority vote of the entire Board of Directors, but any such alteration, amendment, addition or repeal of the Bylaws by action of the Board of Directors may be altered or repealed by the shareholders,

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                                   Certificate

            I, Ann M. Montgomery, Secretary of Bridgeway Fund, Inc. (the "Corporation"), do certify that the foregoing is a true and complete copy of the By-Laws of the Corporation and are in full force and effect at all times up to and including the date of this certificate.

            IN WITNESS THEREOF, I have set my hand and the seal of the Corporation this 22nd day of Nov., 1993.


                                                         /s/ Ann M. Montgomery
                                                        ------------------------


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                                              Article IV "Shares" was amended on
                                              1/17/94 to eliminate certificates

                                   ARTICLE IV

                                     SHARES

      Section 1. Certificates of Shares. Shareholders of the Corporation shall not be entitled to a certificate or certificates for the full Shares of the Class owned by him or her.

      Section 2. Transfer of Shares. Shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney or legal representative upon written request of the shareholder, with such proof of the authenticity of the signature as the Corporation or its agent may reasonably require.

      Section 3. Stock Ledgers. The stock ledgers of the Corporation, containing the name and address of the shareholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or, if the Corporation employs a Transfer Agent, at the offices of the transfer Agent of the Corporation.

                                    ARTICLE V

                                 CORPORATE SEAL

            The Board of Directors shall provide a suitable seal of the Corporation, in such form and bearing such inscriptions as it may determine.

                                   ARTICLE VI

                                   FISCAL YEAR

            The fiscal year of the Corporation shall be fixed by the Board of Directors.

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                                   ARTICLE VII

                              AMENDMENT OF BY-LAWS

            The By-laws of the Corporation may be altered, amended, added to or repealed by the shareholders or by majority vote of the entire Board of Directors, but any such alteration, amendment, addition or repeal of the By-Laws by action of the Board of Directors may be altered or repealed by the shareholders.

                                   Certificate

            I, Joanna Schima, Secretary of Bridgeway Fund, Inc. (the "Corporation"), do certify that the foregoing is a true and complete copy of the By-Laws of the Corporation and are in full force and effect at all times up to and including the date of this certificate.

            IN WITNESS THEREOF, I have set my hand and the seal of the Corporation this 17 day of January, 1994.

                                                            /s/ Joanna Schima
                                                          ----------------------


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